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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sprint Corporation and Sprint Capital Corporation for the registration of $4,000,000,000 of Debt Securities, Guarantees, Convertible Subordinated Debt Securities, Convertible Preferred Stock, PCS Common Stock, Series 1, Stock Purchase Contracts and Equity Units. and to the incorporation by reference therein of our reports dated February 1, 2001 with respect to the consolidated financial statements and schedule of Sprint Corporation, as amended, and the combined financial statements of the Sprint FON Group and the Sprint PCS Group, as amended, included in Sprint Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP


Kansas City, Missouri
July 17, 2001